UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/02/2005

Rivoli Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-49691

Georgia	58-2631780
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

515 Mulberry Street
Macon, Georgia 31201
(Address of Principal Executive Offices, Including Zip Code)

478-742-5040
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 2, 2005, J. Patrick McGoldrick tendered his resignation from all positions that he held with Rivoli BanCorp, Inc. (the "Company") and the Company's subsidiary bank, Rivoli Bank & Trust (the "Bank"). Prior to his resignation, Mr. McGoldrick served as a director and the President and Chief Executive Officer of both the Company and the Bank.

The Board of Directors of each of the Company and the Bank has elected Edward P. Loomis Jr. to serve as its interim President and Chief Executive Officer. The Company and the Bank plan to begin a search for a permanent President and Chief Executive Officer as soon as practicable.

Mr. Loomis, age 52, has served as a member of the Board of Directors of the Company since its formation in 2002 and of the Bank since 2000. Mr. Loomis served as President of First Macon Bank & Trust from its foundation in 1987 until it was acquired by Colonial BancGroup, Inc. in 1998.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Rivoli Bancorp, Inc.

Date: August 03, 2005.	By:	/s/ Chad Hargrove
Chad Hargrove
Chief Financial Officer